Exhibit 10.1

Execution Copy

WRITTEN CONSENT AND VOTING AGREEMENT

This WRITTEN CONSENT AND VOTING AGREEMENT (this “Agreement”) is entered into as of July 6, 2008, by and among Fresenius SE, a societas europaea organized under the laws of Germany (“Parent”); Fresenius Kabi Pharmaceuticals Holding, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Parent (“Holdco”); Fresenius Kabi Pharmaceuticals, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Holdco (“Merger Sub”); and, the Persons whose names are set forth on the signature pages hereto under the caption “Stockholders” (each individually a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, each Stockholder owns the number of shares of Common Stock, par value $.001 per share (the “Company Stock”), of APP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A attached hereto;

WHEREAS, concurrently herewith, Parent, Holdco, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of this date (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company and the Company will survive as a wholly-owned subsidiary of Holdco (the “Merger”), and each share of Company Stock will be converted into the right to receive the Merger Consideration, in accordance with the terms of, and subject to the conditions set forth in, the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent, Holdco and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent, Holdco and Merger Sub have required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. For purposes of this Agreement, terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

SECTION 1.2 Other Definitions. For purposes of this Agreement:

(a) “Company Options” means options to acquire Company Stock granted to a Stockholder by the Company and held by a Stockholder as of the date of this Agreement.

(b) “Immediate Family” means lineal descendants (whether by blood or marriage), ancestral forebears, current and former spouses, and persons related by blood, adoption or marriage to any of the foregoing.

(c) “New Shares” means any shares of Company Stock (other than Owned Shares) acquired by a Stockholder at any time during the Voting Period.

(d) “Option Shares” means any shares of Company Stock issued or issuable upon exercise of Company Options.

(e) “Owned Shares” means all of the shares of Company Stock owned by such Stockholder as of the date of this Agreement as set forth on Schedule A.

(f) “Permitted Transferee” means PSS and any PSS Entity or any charitable foundation or organization, in each case only if such parties agree to be bound by the terms of this Agreement and execute an irrevocable Written Consent (as defined in Section 2.1).

(g) “PSS” means Dr. Patrick Soon-Shiong.

(h) “PSS Entity” means any trust for the benefit of PSS or any members of PSS’ Immediate Family and any other entity in which PSS or any members of PSS’ Immediate Family separately or collectively hold a majority of the outstanding equity interests.

(i) “Representative” means, with respect to any particular Person, the officers, directors, employees, trustees, investment bankers, attorneys and other advisors or representatives of such Person.

(j) “Voting Period” means the period from and including the date of this Agreement through and including the earliest to occur of (i) the effectiveness of the Merger, and (ii) the termination of the Merger Agreement in accordance with its terms.

(k) “Transfer” means sell, transfer, assign or otherwise dispose.

ARTICLE II

WRITTEN CONSENT; VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1 Written Consent and Agreement to Vote.

(a) Each Stockholder hereby agrees that, concurrently with the execution and delivery of this Agreement, such Stockholder will consent to the adoption of the Merger Agreement and the Merger in accordance with Section 251(c) of the General Corporation Law of the State of Delaware by delivering to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”), which consent shall be executed by the record holder(s) of the Owned Shares listed opposite such Stockholder’s name on Schedule A. Subject to Article VI, upon Parent’s request each Stockholder shall promptly deliver to the Company an additional Written Consent dated as of such later date the additional Written Consent is granted. Each Written Consent shall be coupled with an interest and shall be irrevocable, except as provided in Article VI below.

(b) Subject to Section 3.2 hereof, each Stockholder hereby agrees that, during the Voting Period, such Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares owned by such Stockholder as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares owned by such Stockholder as of the applicable record date) against each of the matters set forth in clauses (i), (ii), (iii) and (iv) below at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of Company Stock at or in connection with which any of the holders vote or execute consents with respect to any of the following matters:

(i) any merger agreement or merger (other than the Merger Agreement, the Merger or any business combination or transaction with Parent or any of its affiliates), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other business combination involving the Company;

(ii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of such Stockholder contained in this Agreement;

(iii) any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement, in contravention of the terms and conditions set forth in the Merger Agreement; and

(iv) any Acquisition Proposal made prior to the termination of the Merger Agreement, other than the Merger.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Section 2.1 shall require any Stockholder to vote or execute any consent with respect to any Option Shares not issued upon the exercise of a Company Option prior to the applicable record date for that vote or consent.

SECTION 2.2 Grant of Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, with effect immediately following the execution of the Written Consent as provided in Section 2.1, to vote or execute consents during the Voting Period, with respect to the Owned Shares and any New Shares owned by such Stockholder as of the applicable record date, in each case solely to the extent and in the manner specified in Section 2.1 and subject to the exceptions set forth in Section 2.1. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder shall not directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of such Stockholder’s Owned Shares or New Shares that is inconsistent with Sections 2.1 and 2.2.

SECTION 2.3 Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by each Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with regard to such Stockholder’s Owned Shares or any New Shares and such Stockholder acknowledges that the proxy constitutes an inducement for Parent, Holdco and Merger Sub to enter into the Merger Agreement. The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate only upon the expiration of the Voting Period.

ARTICLE III

COVENANTS

SECTION 3.1 Voting Period Restrictions. Each Stockholder agrees that such Stockholder shall not, during the Voting Period, Transfer any or all of such Stockholder’s Owned Shares or New Shares, or any interest therein, or any voting rights with respect thereto or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy), other than (a) pursuant to the Merger in accordance with the terms of the Merger Agreement, (b) with the prior written consent of Parent, and (c) pledges of up to 6 million Owned Shares or New Shares as security for indebtedness; provided that the foregoing shall not prevent (i) the Transfer of Owned Shares or New Shares upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the laws of intestate succession, but only if, and any such Transfer shall be void unless, the transferee executes and delivers to Parent an agreement to be bound by the terms of this Agreement to the same extent as such Stockholder, (ii) the Transfer of Owned Shares or New Shares to a Permitted Transferee, or (iii) the Transfer of Owned Shares or New Shares in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligation arising from the exercise of any Company Option.

SECTION 3.2 No Shop Obligations of Each Stockholder. Each Stockholder agrees that such Stockholder shall not, and that such Stockholder shall use its reasonable best efforts to cause the Representatives of such Stockholder not to, directly or indirectly, (i) solicit or initiate any proposal or offer which would reasonably be expected to lead to an Acquisition Proposal, other than the transactions contemplated by this Agreement, (ii) enter into, participate, continue or otherwise engage in discussions or negotiations with, or provide any non-public information to any Person (other than Parent and its Representatives) with respect to any inquiries regarding, or the making of, an Acquisition Proposal, or (iii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to an Acquisition Proposal; provided, however, that each Stockholder may, and may authorize and permit any Representative of such Stockholder to, provide non-public information to, and participate in discussions or negotiations, with any Person if at such time such Stockholder has been notified by the Company that the Board of Directors of the Company is permitted to provide non-public information to, or engage in discussions or negotiations with, such Person in accordance with the Merger Agreement. A Stockholder shall notify Parent orally and in writing within three Business Days after receipt of any Acquisition Proposal. The written notice shall include the material terms of the Acquisition Proposal, and the Stockholder shall keep Parent reasonably informed of any material changes with respect to such Acquisition Proposal.

SECTION 3.3 General Covenants. Each Stockholder agrees that such Stockholder shall not:

(a) enter into any agreement, commitment, letter of intent, agreement in principle, or understanding with any Person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s covenants and obligations under this Agreement; or

(b) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Agreement.

SECTION 3.4 Stockholders’ Capacity. Parent, Holdco and Merger Sub acknowledge that no Stockholder is making any agreement or understanding herein in such Stockholder’s capacity as a director or officer of the Company and that each Stockholder is executing this agreement solely in such Stockholder’s capacity as the owner of Company Stock and nothing herein shall limit or affect any actions taken by such Stockholder in such Stockholder’s capacity as a director or officer of the Company.

SECTION 3.5 Letter of Transmittal and Delivery of Merger Consideration. Parent agrees to provide the Stockholders a copy of the letter of transmittal referenced in Section 2.2 of the Merger Agreement a reasonable time period prior to the anticipated Closing Date to allow the Stockholders to complete the letter of transmittal and provide such letter of transmittal to the Paying Agent prior to or on the Closing Date. Parent agrees to use reasonable best efforts to cause the Paying Agent to deliver by wire transfer of immediately available funds the Merger Consideration to which the Stockholders are entitled under the terms of the Merger Agreement on the same date as the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to Parent, Holdco and Merger Sub as follows:

SECTION 4.1 Authorization. Such Stockholder has all power and authority (or legal capacity in the case of an individual) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming it has been duly and validly authorized, executed and delivered by Parent, Holdco and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor’s rights generally, and (ii) general principles of equity.

SECTION 4.2 Ownership of Shares. As of the date hereof, the Owned Shares of such Stockholder are listed on Schedule A attached hereto. Except as described in the Schedule 13D, as amended to the date hereof, of such Stockholder with respect to Company Stock or Forms 3, 4, or 5 filed by such Stockholder with the SEC on or prior to the date hereof, such Stockholder is the sole beneficial owner, free and clear of all Liens and all voting agreements and commitments of every kind (other than pledges of up to 6 million Owned Shares or New Shares as security for indebtedness), of all of the Owned Shares and Option Shares listed opposite such Stockholder’s name on Schedule A hereto and has the sole power to vote (or cause to be voted or consents to be executed) and to dispose of (or cause to be disposed of) such Owned Shares without restriction and no proxies through and including the date hereof given in respect of any or all of such Owned Shares and Option Shares are irrevocable and any such proxies have been revoked.

SECTION 4.3 No Conflicts. Except for a filing of an amendment to a Schedule 13D and a filing of a Form 4 as required by the Exchange Act, (i) no filing with any

Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder or the performance by such Stockholder of such Stockholder’s obligations hereunder and (ii) none of the execution and delivery of this Agreement by such Stockholder, or the performance by such Stockholder of such Stockholder’s obligations hereunder shall (A) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the Owned Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s Owned Shares are bound, or (B) violate any applicable law, rule, regulation, order, judgment, or decree applicable to such Stockholder, except for any of the foregoing as would not impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement.

SECTION 4.4 Transaction Fee. Except as disclosed by such Stockholder to Parent in writing, such Stockholder has not employed any investment banker, broker or finder in connection with the transactions contemplated by the Merger Agreement who might be entitled to any fee or any commission from the Company in connection with or upon consummation of the Merger.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO AND MERGER SUB

Each of Parent, Holdco and Merger Sub hereby represent and warrant to the Stockholders as follows:

SECTION 5.1 Authorization. Such party has all power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such party and, assuming it has been duly and validly executed and delivered by the Stockholders, constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

SECTION 5.2 No Conflicts. The execution and delivery of this Agreement by such party does not and the performance of this Agreement by such party will not (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which it is a party or by which it or any of its properties is bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or other Governmental Entity that is binding on such party or any of its properties; or (iii) constitute a violation by such party of any law, regulation, rule or ordinance applicable to such party, in each case, except for any violation, conflict or consent as would not impair the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated herein on a timely basis.

ARTICLE VI

TERMINATION

This Agreement and all obligations of the parties hereunder shall automatically terminate and the Written Consent of each of the Stockholders shall be automatically revoked upon the earliest to occur of (i) the Effective Time, (ii) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would reduce the amount of Merger Consideration payable in the Merger, unless consented to in writing by each Stockholder, and (iii) the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated as a result of breach of this Agreement). Upon the termination of this Agreement, neither Parent, Holdco, Merger Sub nor the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect; provided, that Sections 7.1, and 7.3 through 7.11 shall survive such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Publication. Each Stockholder hereby permits Parent, Holdco, Merger Sub and/or the Company to publish and disclose in press releases, Schedule 13D filings, and the Company Information Statement (including all documents and schedules filed with the SEC) and any other disclosures or filings required by applicable law such Stockholder’s identity and ownership of shares of the Company Stock, the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement.

SECTION 7.2 Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that such Stockholder may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to such Stockholder’s Owned Shares, any New Shares or any Option Shares.

SECTION 7.3 Amendments, Waivers, etc. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking the action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

SECTION 7.4 Enforcement of Agreement; Specific Performance. The Stockholders agree and acknowledge that Parent, Holdco and Merger Sub would suffer irreparable damage in the event that any of the obligations of the Stockholders in this Agreement were not performed in accordance with its specific terms or if the Agreement was otherwise breached by the Stockholders. It is accordingly agreed by the Stockholders that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

SECTION 7.5 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a) If to the Parent, Holdco or Merger Sub, addressed to it at:

Fresenius SE

61346 Bad Homburg v.d.H.

Germany

Facsimile: +49 6172 608 5017

Telephone: +49 6172 608 2333

Attn: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

England

Facsimile: +44 (0) 207 519 7070

Telephone: +44 (0) 207 519 7000

Attn: Scott V. Simpson, Esq.

           Michal Berkner, Esq.

(b) If to the Stockholders, addressed to them at:

APP Pharmaceuticals, Inc.

1501 East Woodfield Road, Suite 300E

Schaumburg, Illinois 60173

Facsimile: +1 (847) 413-2652

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

Facsimile: +1 (212) 859-4000

Attn: Philip Richter, Esq.

           Brian T. Mangino, Esq.

or to that other address as any party shall specify by written notice so given, and notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.

SECTION 7.6 Headings; Titles. Headings and titles of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

SECTION 7.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of this invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.8 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the parties in connection herewith constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

SECTION 7.9 Assignment; Binding Effect; No Third Party Beneficiaries; Further Action. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties. This Agreement shall be binding upon and shall inure to the benefit of Parent, Holdco and Merger Sub and their respective successors and assigns and shall be binding upon the Stockholders and the Stockholders’ successors, assigns, heirs, executors and administrators. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person (other than, in the case of Parent, Holdco and Merger Sub, their respective successors and assigns and, in the case of the Stockholders, the Stockholders’ successors, assigns, heirs, executors and administrators) any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Stockholders shall take any further action and execute any other instruments as may be reasonably requested by Parent to effectuate the intent of this Agreement.

SECTION 7.10 Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. This Agreement shall not be deemed to have been prepared or drafted by any one party or another or any party’s attorneys.

SECTION 7.11 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws. The Stockholders hereby irrevocably and unconditionally consent to submit to the jurisdiction of the federal courts located in the State of Delaware or any Delaware state courts (and, if appropriate, appellate courts therefrom) in connection with any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any suit, action or proceeding relating thereto except in those courts), waive any defense or objection they may have or hereafter have relating to the laying of venue of any suit, action or proceeding in any such courts and agree not to plead or claim that any suit, action or proceeding brought therein has been brought in an inconvenient forum.

SECTION 7.12 Counterparts; Facsimiles. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all of the parties. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

(Signature page follows.)

IN WITNESS WHEREOF, Parent, Holdco, Merger Sub and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

FRESENIUS SE

By:	/s/ Dr. U. M. SCHNEIDER
Name:	Dr. U. M. SCHNEIDER
Title:	PRESIDENT AND CEO

By:	/s/ ST. STURM
Name:	ST. STURM
Title:	CEO

FRESENIUS KABI PHARMACEUTICALS HOLDING, LLC

By:	/s/ G. STEEN
Name:	G. STEEN
Title:	AUTHORIZED SIGNATORY

FRESENIUS KABI PHARMACEUTICALS, LLC

By:	/s/ R BAULE
Name:	R BAULE
Title:	AUTHORIZED SIGNATORY

STOCKHOLDERS:

DR. PATRICK SOON-SHIONG

/s/ PATRICK SOON-SHIONG

MICHELLE B. CHAN SOON-SHIONG

/s/ MICHELLE B. CHAN SOON-SHIONG

THEMBA 2005 TRUST I

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

[Voting Agreement Signature Page]

THEMBA 2005 TRUST II

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

THE 2005 TWO-YEAR ANNUITY TRUST A

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

THE 2005 TWO-YEAR ANNUITY TRUST B

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

CALIFORNIA CAPITAL LP

By:	Themba LLC, its general partner

By:	Steven H. Hassan
Name:	Steven H. Hassan
Title:	Manager

RSU PLAN LLC

By:	Steven H. Hassan
Name:	Steven H. Hassan
Title:	Manager

THEMBA CREDIT LLC

By:	Steven H. Hassan
Name:	Steven H. Hassan
Title:	Manager

[Voting Agreement Signature Page]

THE TWO-YEAR ANNUITY TRUST #1

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

THE TWO-YEAR ANNUITY TRUST #2

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

THE TWO-YEAR ANNUITY TRUST #3

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

THE TWO-YEAR ANNUITY TRUST #4

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Trustee

[Voting Agreement Signature Page]

SCHEDULE A

APP PHARMACEUTICALS, INC.

OWNED SHARES

Stockholder	OWNED SHARES
Dr. Patrick Soon-Shiong	117,948.00

Themba 2005 Trust I	38,399,338.00

Themba 2005 Trust II	34,899,338.00

The 2005 Two-Year Annuity Trust A	6,293,031.00

The 2005 Two-Year Annuity Trust B	6,293,031.00

Themba LLC, as GP of California Capital LP	36,814,379.00

RSU Plan LLC	3,161,234.00

Themba Credit LLC	3,500,000.00

The Two-Year Annuity Trust #1	225,000.00

The Two-Year Annuity Trust #2	225,000.00

The Two-Year Annuity Trust #3	90,819.00

The Two-Year Annuity Trust #4	91,233.00

Total	130,110,351.00

Schedule A to Written Consent and Voting Agreement

EXHIBIT A

WRITTEN CONSENT OF STOCKHOLDERS

OF

APP PHARMACEUTICALS, INC.

The undersigned, being stockholder(s) of APP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), acting pursuant to the provisions of Section 228 of the Delaware General Corporation Law and the Company’s bylaws, hereby adopts the following recitals and resolution by written consent in lieu of a meeting:

WHEREAS, there has been presented to the undersigned stockholder(s) of the Company an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fresenius SE, a societas europaea organized under the laws of Germany (“Parent”), Fresenius Kabi Pharmaceuticals Holding, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Parent (“Holdco”), and Fresenius Kabi Pharmaceuticals, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Holdco (“Merger Sub”), which Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation after such merger (the “Merger”);

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the stockholders of the Company (the “Stockholders”) will be entitled to receive the Merger Consideration (as defined in the Merger Agreement) for each share of common stock of the Company held by them at the effective time of the Merger;

WHEREAS, the board of directors of the Company has approved and adopted the Merger Agreement and the Merger and has resolved to recommend that the Stockholders approve and adopt the Merger Agreement and the Merger (the “Recommendation”); and

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the Delaware General Corporation Law before the Company may effect the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholder(s), in their capacity as stockholder of the Company, hereby adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger; and

FURTHER RESOLVED, that the Merger Agreement and the Merger be, and hereby are, consented to, approved and adopted in all respects without a meeting, without prior notice and without a vote; and

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument and that this written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

This written consent is coupled with an interest and is irrevocable, except to the extent provided in Article 6 of the Written Consent and Voting Agreement entered into on July 6, 2008 between Parent, Holdco, Merger Sub and the Stockholders.

IN WITNESS WHEREOF, each of the undersigned has executed this written consent effective as of the last date set forth below.

DATED: July 6, 2008

DR. PATRICK SOON-SHIONG

MICHELLE B. CHAN SOON-SHIONG

THEMBA 2005 TRUST I

By:
Name:	Steven H. Hassan
Title:	Trustee

THEMBA 2005 TRUST II

By:
Name:	Steven H. Hassan
Title:	Trustee

THE 2005 TWO-YEAR ANNUITY TRUST A

By:
Name:	Steven H. Hassan
Title:	Trustee

[Signature Page to Written Consent]

THE 2005 TWO-YEAR ANNUITY TRUST B

By:
Name:	Steven H. Hassan
Title:	Trustee

CALIFORNIA CAPITAL LP

By:	Themba LLC, its general partner

By:
Name:	Steven H. Hassan
Title:	Manager

RSU PLAN LLC

By:
Name:	Steven H. Hassan
Title:	Manager

THEMBA CREDIT LLC

By:
Name:	Steven H. Hassan
Title:	Manager

THE TWO-YEAR ANNUITY TRUST #1

By:
Name:	Steven H. Hassan
Title:	Trustee

[Signature Page to Written Consent]

THE TWO-YEAR ANNUITY TRUST #2

By:
Name:	Steven H. Hassan
Title:	Trustee

THE TWO-YEAR ANNUITY TRUST #3

By:
Name:	Steven H. Hassan
Title:	Trustee

THE TWO-YEAR ANNUITY TRUST #4

By:
Name:	Steven H. Hassan
Title:	Trustee

[Signature Page to Written Consent]